UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2014

Infinity Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-31141	33-0655706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Memorial Drive, Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 453-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At our Annual Meeting of stockholders held on June 17, 2014, our stockholders voted on three matters as follows:

1.	The following nine nominees were elected to our Board of Directors to serve for a one-year term expiring at the 2015 annual meeting of stockholders:

	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes

José Baselga, M.D., Ph.D.	37,174,573	37,434	14,272	4,378,617

Jeffrey Berkowitz, J.D.	36,900,288	311,719	14,272	4,378,617

Anthony B. Evnin, Ph.D.	37,178,950	35,357	11,972	4,378,617

Gwen A. Fyfe, M.D.	37,161,461	52,839	11,979	4,378,617

Eric S. Lander, Ph.D.	37,178,013	36,449	11,817	4,378,617

Adelene Q. Perkins	36,807,652	406,320	12,307	4,378,617

Norman C. Selby	36,230,706	983,101	12,472	4,378,617

Ian F. Smith	37,155,278	58,677	12,324	4,378,617

Michael C. Venuti, Ph.D.	36,879,433	335,029	11,817	4,378,617

2.	A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes

30,200,184	6,906,213	119,882	4,378,617

3.	The appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year was ratified.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes

41,522,953	69,047	12,896	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY PHARMACEUTICALS, INC.

Date: June 17, 2014	By:	/s/ Lawrence E. Bloch
Lawrence E. Bloch
EVP, Chief Financial Officer & Chief Business Officer